EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Mr. Ian James, as both Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

June 15, 2022

/s/ Ian James
Mr. Ian James
Chief Executive Officer (Principal Executive Officer) Chief Financial Officer